                                                                  EXHIBIT (c)(9)

         PIERRE FOODS, INC.

                            FAIRNESS OPINION SUMMARY

                                                           [GRANT THORNTON LOGO]

         SUMMARY OF THE
         EXCHANGE OFFER

         -- Exchange of all shares outstanding, except those owned by PF Management

         -- Exchange is 1 common share plus attached preferred stock purchase right for right to receive $2.50 per share in cash.

                                                           [GRANT THORNTON LOGO]

         PIERRE FOODS STOCK
         PRICE

         --       April 27, 2001 to December 18, 2001

                  --       High: $2.28

                  --       Low: $1.10

                  --       Median: $1.30

                  --       Average: $1.55

                  --       Close on December 18, 2001: $1.60

                                                           [GRANT THORNTON LOGO]

         GRANT THORNTON
         APPROACHES TO VALUE

         --       Market Approach

                  --       Guideline Company Method

                  --       Guideline Transaction Method

         --       Income Approach

                  --       Discounted Cash Flow Method

                                                          [GRANT THORNTON LOGO]

         GUIDELINE COMPANY
         METHOD

         --       SIC Code Search

                  --       2011 Meat Packing Plants

                  --       2013 Sausages & Other Prepared Meats

                  --       2050 Bakery Products

                  -- 2051 Bread & Other Bakery Products, excl. Cookies and Crackers

         --       Key Word Search

                  --       Food Processing

                                                           [GRANT THORNTON LOGO]

         GUIDELINE COMPANY
         SEARCH RESULTS

         --       Total Companies Reviewed

                  --       28

         --       Total Selected

                  --       3

                           --       Bridgford Foods Corp.

                           --       Hormel Foods Corp.

                           --       Rymer Foods, Inc.

         -- Originally selected 4; however Earthgrains was acquired subsequent to original analysis.

                                                           [GRANT THORNTON LOGO]

         GUIDELINE COMPANY
         METHOD - MULTIPLES

         --       Price Multiple Used

                  --       Invested Capital to Revenue

                  --       Invested Capital to EBITDA (Next Fiscal Year Only)

         --       Range of Multiples of Guideline Companies:

                  --       Invested Capital to Revenue

                           --       High: 1.0

                           --       Low: 0.1

                           --       Median: 0.8

                  --       Invested Capital to EBITDA

                           --       High: 11.3

                           --       Low: -5.7

                           --       Median: 7.9

                                                           [GRANT THORNTON LOGO]

         GUIDELINE COMPANY
         METHOD - CONCLUSION

         --       IC to Revenue Multiple Used

                  --       0.6

         --       Indicated Invested Capital Value

                  --       Latest 12 months: $141.2 million

                  --       Next Fiscal Year: $143.3 million

         --       Less debt of $121.3 million equals Equity Value

                  --       $19.9 million for latest 12 months

                  --       $22.0 million for next fiscal year

                                                           [GRANT THORNTON LOGO]

         GUIDELINE COMPANY
         METHOD - CONCLUSION

         --       IC to EBITDA Multiple Used

                  --       6.3

         --       Indicated Invested Capital Value

                  --       Latest 12 months: $114.6 million

                  --       Next Fiscal Year: $121.5 million

         --       Less debt of $121.3 million equals Equity Value

                  --       $0.0 million for latest 12 months

                  --       $0.2 million for next fiscal year

                                                           [GRANT THORNTON LOGO]

         GUIDELINE TRANSACTION
         METHOD

         --       SIC Code Search

                  --       2011 Meat Packing Plants

                  --       2013 Sausages & Other Prepared Meats

                  --       2050 Bakery Products

                  -- 2051 Bread & Other Bakery Products, excl. Cookies and Crackers

         --       Total Transactions

                  --       125

         --       Transactions Selected

                  --       15 (see Schedule 9)

                                                           [GRANT THORNTON LOGO]

         GUIDELINE TRANSACTION
         METHOD - MULTIPLES

         --       Price Multiple Used

                  --       Total Invested Capital to Revenue

         --       Range of Multiples of Transactions

                  --       High: 1.5x

                  --       Low: .25x

                  --       Median: .88x

                                                           [GRANT THORNTON LOGO]

         GUIDELINE TRANSACTION
         METHOD - CONCLUSION

         --       TIC to Revenue Multiple Used

                  --       0.7x

         --       Indicated Invested Capital Value

                  --       $163.4 million

         -- Less debt of $121.3 million and Change of Control Cost of $11.5 million equals Equity Value on a Control Interest Basis of

                  --       $30.6 million

         --       Less Lack of Control Discount to Approximate Minority Interest
                  Value

                  --       $19.9 million

                                                           [GRANT THORNTON LOGO]

         DISCOUNTED CASH FLOW

         --       4 Scenarios

         --       Scenario 1 - Assumes no expansion of the business

                  --       Sales Growth

                           --       11.6% in 2002

                           --       5.0% in 2003

                           --       3.0% per annum 2004-2007

                           --       4% per annum beyond 2007

                  --       Operating Margin

                           --       5.5% in 2002 declining to

                           --       3.8% in 2007

                                                           [GRANT THORNTON LOGO]

         -- Scenario 2 - Assumes expansion of the business, including new plant and new ERP system.

                  --       Sales Growth

                           --       11.6% in 2002 declining to 10.0% in 2007

                           --       4% per annum thereafter

                  --       Operating Margin

                           --       5.5% in 2002 declining to 2.7%

                                                           [GRANT THORNTON LOGO]

         -- Scenario 3 - Assumes debt restructuring at 50% of bonds at $0.50 on the dollar

                  --       Sales Growth

                           --       11.6% in 2002 declining to 10.0% in 2007

                           --       4% per annum thereafter

                  --       Operating Margin

                           --       5.5% in 2002 rising to

                           --       7.2% in 2007

                                                           [GRANT THORNTON LOGO]

         -- Scenario 4 - Assumes debt restructuring of 100% of bonds at $0.50 on the dollar.

                  --       Sales Growth

                           --       11.6% in 2002 declining to 10% in 2007

                           --       4% per annum thereafter

                  --       Operating Margin

                           --       5.5% rising to 7.2% by 2007

                                                           [GRANT THORNTON LOGO]

         DISCOUNTED CASH FLOW -
         CONCLUSION

         --       Invested Capital Value Range

                  --       High: $74.9 million

                  --       Low: $57.5 million

         --       Less Debt of $121.3 million

         --       Indicated Range of Equity Values

                  --       High: $0.00

                  --       Low: $0.00

                                                           [GRANT THORNTON LOGO]

         SUMMARY OF INDICATED
         EQUITY VALUES

         --       Guideline Company Method

                  --       $20.9 million

         --       Guideline Transaction Method

                  --       $19.9 million

         --       Discounted Cash Flow Method

                  --       $0.00

                                                           [GRANT THORNTON LOGO]

         --       Weighted 1/3 to Each Method

                  --       $13.6 million

         --       Weighted 50% to DCF and 25% to Each Other Approach

                  --       $10.2 million

         --       Per Share Based On 5.78 million shares

                  --       $1.77 under 50/25/25 weighting

                  --       $2.36 under 1/3 each weighting

         --       Range of Value Conclusions, Per Share

                  --       Low: $1.77 (weighted as above)

                  --       High: $3.62 (guideline company)

                                                           [GRANT THORNTON LOGO]

         FAIRNESS OPINION

         -- Question: Is the Exchange Offer fair from a financial perspective?

         --       Answer:

                  --       Yes

                                                           [GRANT THORNTON LOGO]